Exhibit 4.4

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of                          , 2003, among Hypertension Diagnostics, Inc., a Minnesota corporation (the “Company”), and each person executing a counterpart signature page hereto (referred to herein as a “Purchaser” and collectively as the “Purchasers”).

This Agreement is made pursuant to the Securities Purchase Agreements (the “Purchase Agreements”) between the Company and each Purchaser relating to the private placement offering (the “Offering”) described in the Company’s Confidential Private Placement Memorandum dated August 4, 2003.

The Company and the Purchasers hereby agree as follows:

1.                                       Definitions

Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreements.  As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person.  For the purposes of this definition, “control,” when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of “affiliated”, “controlling” and “controlled” have meanings correlative to the foregoing.

“Business Day” means a day other than a Saturday, Sunday or day on which banking institutions in New York are authorized or required to remain closed.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means the common stock, $0.01 par value per share, of the Company issued to the Purchasers pursuant to the Purchase Agreements and stock of any other class into which such shares may hereafter have been reclassified or changed.

“Common Warrants” means the Company’s common stock purchase warrants issued to the Purchasers pursuant to the Purchase Agreements.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of the Registrable Securities or Series A Preferred Stock.

“Indemnified Party” shall have the meaning set forth in Section 5(c).

“Indemnifying Party” shall have the meaning set forth in Section 5(c).

“Losses” shall have the meaning set forth in Section 5(a).

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, government (whether federal, state, country, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof) or other entity any kind.

“Preferred Warrants” means the Company’s Series A Preferred Stock purchase warrants issued to the Purchasers pursuant to the Purchase Agreements.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means a prospectus or prospectuses included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“Registrable Securities” means the Underlying Shares and the Common Stock.

“Registration Statement” means any registration statement filed by the Company with the Commission for a public offering and sale of the Registrable Securities (other than (i) a Registration Statement on Form S-8 or Form S-4, or their successors, or any other form for a similar limited purpose, or (ii) any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation), including (in each such case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule 144 may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule 144.

“Series A Preferred Stock” means the shares of Series A Convertible Preferred Stock, par value $0.01 per share, of the Company created pursuant to the Certificate of Designation, Preferences and Rights of the Series A Convertible Preferred Stock and issued to the Purchasers pursuant to the Purchase Agreements or issuable upon exercise of the Preferred Warrants, or issuable upon exercise of the Common Warrants in accordance with the terms thereof.

“Securities Act” means the Securities Act of 1933, as amended.

“Underlying Shares” means the shares of the Company’s common stock (a) issuable upon proper conversion of the Series A Preferred Stock (b) issuable upon proper exercise of the Common Warrants and (c) issuable upon proper conversion of the Series A Preferred Stock acquired through the proper exercise of the Preferred Warrants.

2.                                       Registration.

(a)                                  Commencing one hundred and twenty (120) days following the termination of the Offering and continuing for a period of forty-eight (48) consecutive months thereafter, the holders of a majority of the Series A Preferred Stock may demand on the same Registration Statement a registration under the Securities Act of all of the Registrable Securities.  The Company shall, as expeditiously as possible, prepare and file with the Commission a Registration Statement with respect to the Registrable Securities and use its best efforts to cause the Registration Statement to become effective and to remain effective for the Applicable Period (as defined below) to enable the resale of the Registrable Securities in accordance with the method or methods of distribution reasonably requested by Purchasers and disclosed in the Registration Statement (the “Demand Registration”).  The Company shall not include in any Demand Registration any securities which are not Registrable Securities without the written consent of the Holders of a majority of the Registrable Securities to be included in such registration; provided, however, that the Company may include in the Demand Registration (i) up to 300,000 shares of the Company’s common stock issued to HRI Consultants, a division of Homeowner’s Realty, Inc. (“HRI”) in connection with that certain Consulting Agreement (the “Consulting Agreement”), dated as of June 21, 2002, by and between the Company and HRI, and (ii) up to 37,500 shares of the company’s common stock issued or issuable in connection with the Common Stock Purchase Warrant, dated as of September 30, 2002, issued to HRI in connection with the Consulting Agreement, and (iii) up to 62,500 shares of the Company’s common stock issued or issuable in connection with the Common Stock Purchase Warrant, dated as of December 31, 2002, issued to HRI in connection with the Consulting Agreement.  A registration shall not count as the Demand Registration (A) until the Registration Statement filed in connection with such Demand Registration has become effective, and (B) if each of the Holders is not able to register and offer for sale all of the Registrable Securities requested by such Holders to be included in such registration.

(b)                                 Whenever the Company proposes to file a Registration Statement, prior to such filing it shall give written notice to each Holder of its intention to do so, and upon the written request of any Holder given within twenty (20) days after the Company provides such notice (which request shall state the intended method of disposition of such Underlying Shares), the Company shall cause all Registrable Securities which the Company has been requested to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the reasonable intended methods of distribution specified in the request of such Holder(s) (the “Piggyback Registration”).  In connection with any Demand Registration or an offering under this Section 2(b), the Company shall not be required to include any Registrable

Securities in such underwriting unless the holders thereof accept the terms of the underwriting as agreed upon between the Company and the underwriters and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company.  If in the opinion of the managing underwriter the registration of all, or part of, the Registrable Securities which the Holders have requested to be included would materially and adversely affect such public offering, then the Company shall be required to include in the underwriting subject to the priority provisions of Sections 2(c) or (d) as applicable, only that number of shares of Registrable Securities which the managing underwriter believes may be sold without causing such adverse effect.  In the event of such a reduction in the number of shares to be included in the underwriting, the Holders of who have requested registration shall participate in the underwriting pro rata based upon their total ownership of Registrable Securities (or in any other proportion as agreed upon by such Holders) and if any of such Holders would thus be entitled to include more shares than such Holder requested to be registered, the excess shall be allocated among such other requesting Holders pro rata based on their ownership of Registrable Securities.  No Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, such Holder’s Registrable Securities and such Holder’s intended method of distribution and any other representation required by law.  If any of the Registrable Securities covered by a Demand Registration is to be sold in an underwritten offering, the holders of a majority of the Registrable Securities shall have the right to select the managing underwriter(s) to administer the offering subject to the approval of the Company, which will not be unreasonably withheld.

(c)                                  Priority on Primary Registrations.  If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering and/or that the number of shares of Registrable Securities proposed to be included in any such registration would adversely affect the price per share of the Company’s equity securities to be sold in such offering, the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included therein by the Holders, pro rata among the Holders of such Registrable Securities on the basis of the number of shares requested to be registered by such Holders, and (iii) third, other securities requested to be included in such registration pro rata among the holders of such securities on the basis of the number of shares requested to be registered by such holders or as such holders may otherwise agree.

(d)                                 Priority on Secondary Registrations.  If a Piggyback Registration is an underwritten secondary registration on behalf of a holder of the Company’s securities other than Underlying Shares, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering and/or that the number of shares of Registrable Securities proposed to be included in any such registration would adversely affect the price per share of the Company’s equity securities to be sold in such offering, the Company shall include in such registration (i) first the securities requested to be included therein by the holders requesting such registration and the Registrable Securities requested to be included in such registration, pro rata among the holders of such securities on the basis of the number of shares requested to be registered by such holders, and (ii) second, other securities requested to be included in such registration pro rata among the holders of such securities on the basis of the number of shares requested to be registered by such holders or as such holders may otherwise agree.

(e)                                  The Company shall not be obligated to register or to keep a Registration Statement effective with respect to any Registrable Securities:  (i) if a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement or, if earlier, when the Applicable Period shall have expired with respect to such securities; (ii) if counsel to the Company reasonably determines they are eligible to be distributed to the public pursuant to Rule 144(k) (or any successor provision) under the Securities Act and, if requested by the Company’s transfer agent in connection with any sale by a Holder of the Registrable Securities, provides a legal opinion to the Company’s transfer agent to such effect;  or (iii) when new certificates for the Registrable Securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force. If the Company shall withdraw any Registration Statement (a “Withdrawn Registration Statement”), the Holders of the Underlying Shares remaining unsold and originally covered by such Withdrawn Registration Statement shall be entitled to an additional Demand Registration which (subject to the provisions of this Section 2) the Company shall use its best efforts to keep effective for a period commencing on the effective date of such Registration Statement and ending on the earlier to occur of the date (i) which is one hundred eighty (180) days from the effective date of such Registration Statement and (ii) on which all of the Registrable Securities covered by such Demand Registration has been sold.  Such additional Demand Registration otherwise shall be subject to all of the provisions of this Agreement.

3.                                       Registration Procedures.  If and whenever the Company is required by the provisions of Section 2 to effect the registration of any Registrable Securities under the Securities Act, the Company will:

(a)                                  prepare and file with the Commission a Registration Statement with respect to such securities, and to cause such Registration Statement to become and to use its best efforts to cause such Registration Statement to remain effective for such period as may be reasonably necessary to effect the sale of the Underlying Shares, not to exceed six (6) months with respect to the Registration Statement described in Section 2(b) and not to exceed two (2) years with respect to the Registration Statement described in Section 2(a) (respectively, the “Applicable Period”);

(b)                                 prepare and file with the Commission such amendments to such Registration Statement and supplements to the prospectus contained therein as may be necessary to keep such Registration Statement effective for the Applicable Period:

(c)                                  furnish to the Holders participating in such registration such reasonable number of copies of the Registration Statement, preliminary prospectus, final prospectus and such other documents as such Holders may reasonably request in order to facilitate the public offering of such securities;

(d)                                 use its best efforts to register or qualify the securities covered by such

Registration Statement under such state securities or blue sky laws of such jurisdictions as such participating Holders may reasonably request within 20 days following the original filing of such Registration Statement and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

(e)                                  notify the Holders participating in such registration, promptly after it shall receive notice thereof, of the time when such Registration Statement has become effective or that a supplement to any prospectus forming a part of such Registration Statement has been filed;

(f)                                    notify such Holders promptly of any request by the Commission for the amending or supplementing of such Registration Statement or prospectus or for additional information;

(g)                                 prepare and file with the Commission, promptly upon the request of any Holder, any amendments or supplements to such Registration Statement or prospectus which, in the opinion of counsel for such Holder(s) and concurred in by counsel for the Company, is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Registrable Securities by such Holder;

(h)                                 prepare and promptly file with the Commission and promptly notify such Holders of the filing of such amendment or supplement to such Registration Statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

(i)                                     advise such Holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

(j)                                     not file any amendment or supplement to such Registration Statement or prospectus to which a majority in interest of the Holders shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder, after having been furnished with a copy thereof at least five (5) Business Days prior to the filing thereof, unless in the opinion of counsel for the Company the filing of such amendment or supplement is reasonably necessary to protect the Company from any liabilities under any applicable federal or state law and such filing will not violate applicable law; and

(k)                                  at the request of any Holder, furnish on the effective date of the Registration Statement: (i) opinions, dated such effective date, of counsel representing the Company for the purposes of such registration, addressed to the Holder or Holders making such request, covering such matters as such Holder or Holders may reasonably request, in which opinion such counsel shall state (without limiting the generality of the foregoing) that (A) the Registration Statement has become effective under the Securities Act; (B) to the best of such counsel’s knowledge, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act; (C) the Registration Statement complies as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder (except that such counsel need express no opinion as to financial statements contained therein); (D) to the best of the knowledge of such counsel, the Registration Statement does not contain any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except that such counsel need express no opinion as to financial statements contained therein); (E) the description in the Registration Statement of legal and governmental proceedings and contracts are accurate and fairly present the information required to shown; and (F) such counsel does not know of any legal or governmental proceedings, pending or threatened, required to be described in the Registration Statement which are not described as required nor of any contracts or documents or instruments of the character required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement, which are not described or filed as required; and (ii) letters, dated such effective date, from the independent certified public accountants of the Company, addressed to the Holder or Holders making such request, covering such matters as such Holder or Holders may reasonably request, in which letters such accountants shall state (without limiting the generality of the foregoing) that they are independent certified public accountants within the meaning of the Securities Act and that in the opinion of such accountants the financial statements and other financial data of the Company included in the Registration Statement complies in all material respects with the applicable accounting requirements of the Securities Act;

(l)                                     in the case of an underwritten offering, enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(m)                               use its best efforts to cause all such Registrable Securities to be listed on each securities exchange on which securities of the same class issued by the Company are then listed or, if no such similar securities are then listed, on Nasdaq or the OTCBB as selected by the Company;

(n)                                 provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement;

(o)                                 provide a CUSIP number for all Registrable Securities, not later than the effective date of such Registration Statement.

4.                                       Registration Expenses.  With respect to the inclusion of Registrable Securities in a Registration Statement pursuant to Section 2, the Company shall bear all of the fees and expenses including without limitation the following fees, costs and expenses: all registration, filing and NASD fees, printing expenses, prospectus and other information distribution costs, fees and disbursements of counsel and accountants for the Company, all internal Company expenses and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified.  In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which they are to be listed. Fees and disbursements of counsel and accountants for the Holders, underwriting discounts and commissions and transfer taxes for Holders and any other expenses incurred by the Holders not expressly included above shall be borne by such Holders.  The obligation of the Company to bear the expenses described in this Section and to reimburse the Holders for the expenses described in this Section shall apply irrespective of whether a registration, once properly demanded, if applicable, becomes effective, is withdrawn or suspended, is converted to another form of registration and irrespective of when any of the foregoing shall occur.

5.                                       Registration of Series A Preferred Stock.  If within one hundred and twenty (120) days following the termination of the Offering, the Company’s shareholders do not duly approve an increase in the number of authorized shares of Common Stock to one hundred and fifty million (150,000,000) or such other number as may be sufficient to allow for the reservation for issuance of all shares of Common Stock underlying each outstanding security convertible or exercisable for, or exchangeable into, Common Stock, then the definition in this Agreement of “Registrable Securities” shall automatically include for all purposes the Series A Preferred Stock.  In the event the Series A Preferred Stock receive the rights as set forth in this paragraph, the Holders of the Registrable Securities shall be entitled to one (1) additional Demand Registration pursuant to and in accordance with the terms of this Agreement including without limitation Section 3 and 4.

6.                                       Indemnification.

(a)                                  Indemnification by the Company.  The Company shall, notwithstanding any termination of this Agreement, defend, indemnify and hold harmless each Holder, the officers, directors, agents, investment advisors and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of prospectus covering the Registrable Securities or in any amendment or supplement thereto or in any preliminary prospectus covering the Registrable Securities, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue or alleged untrue statement or omissions or alleged omission are based solely upon information regarding such Holder or such Holder’s proposed method of distribution of the Registrable Securities furnished to the Company by such Holder for use therein.  The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

(b)                                 Indemnification by Holders.  Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus covering the Registrable Securities or in any amendment or supplement thereto or in any preliminary prospectus covering the Registrable Securities, or arising out of or based upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent, that such untrue statement or omission is contained in any written information so furnished by such Holder to the Company for the express inclusion in such Registration Statement or such Prospectus and that such information was reasonably relied upon by the Company for use in such Registration Statement, such Prospectus or such form of prospectus. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities.

(c)                                  Conduct of Indemnification Proceedings.  If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party); provided that if more than one Indemnified Party is seeking indemnification with respect to the same Proceeding, the Indemnifying Party shall not be required to pay for more than one separate counsel for all such Indemnified Parties as a group.  The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

(d)                                 Contribution.  If a claim for indemnification under Section 6(a) or 6(b) is unavailable to an Indemnified Party because of a failure or refusal of a governmental authority to enforce such indemnification in accordance with its terms (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations.  The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.  The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 6(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section 6(d), the Purchaser shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by the Purchaser from the sale of the Registrable Securities to the Proceeding exceeds the amount of any damages that the Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

7.                                       Miscellaneous

(a)                                  Remedies.  In the event of a breach by the Company or by a Holder, of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.  The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by any party of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, each of the Company and each Holder shall waive the defense that a remedy at law would be adequate.

(b)                                 Amendments and Waivers.  The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of a majority of the then outstanding shares of the Registrable Securities.  Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

(c)                                  Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 4:30 p.m. (Central Time) on a Business Day; (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in the Purchase Agreements later than 4:30 p.m. (Central Time) on any date and earlier than 11:59 p.m. (Central Time) on such date; (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service; or (iv) upon actual receipt by the party to whom such notice is required to be given.

If to the Company:	Hypertension Diagnostics, Inc.
2915 Waters Road, Suite 108
Eagan, MN 55121-1562
Attn: President
Fax: (651) 687-0485

With copies to:	Lindquist & Vennum P.L.L.P.
4200 IDS Center
80 South Eighth Street
Minneapolis, MN 55402
Attn: Girard P. Miller
Fax: (612) 371-3207

If to the Purchasers:	To the address of record for each

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

(d)                                 Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder.  The Company may not assign its rights or obligations hereunder without the prior written consent of each Holder.  A Purchaser may assign its rights or obligations hereunder only in accordance with Section 6(e).

(e)                                  Assignment of Registration Rights.  The rights of each Purchaser hereunder, including the right to have the Company register for resale the Registrable Securities in accordance with the terms of this Agreement, shall be freely assignable by the Purchaser to any assignee or transferee of all or a portion of the shares of the Series A Preferred Stock or Registrable Securities , provided that no Series A Preferred Stock, Preferred Warrants, Common Warrants, Common Stock or Underlying Shares may be assigned or transferred without registration under the Securities Act and any applicable state securities laws, or an exemption from the requirements of the Securities Act and applicable state securities laws and further provided that: (i) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (A) the name and address of such transferee or assignee, and (B) the securities with respect to which such registration rights are being transferred or assigned; (ii) at or before the time the Company receives the written notice contemplated by clause (i) of this Section, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions of this Agreement; and (v) such transfer shall have been made in accordance with the applicable requirements of the Purchase Agreements.  The rights to assignment shall apply to the Purchaser’s (and to subsequent) successors and assigns.

(f)                                    Counterparts.  This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(g)                                 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, without regard to principles of conflicts of law. Any and all actions brought by one party against any other party concerning the terms and provisions of this Agreement shall be solely venued in State Court in Hennepin County, Minnesota or Federal Court located in Minneapolis, Minnesota and all parties agree to submit to the jurisdiction of such courts and waive any claim or defense that such forums are inconvenient.

(h)                                 Cumulative Remedies.  The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(i)                                     Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(j)                                     Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(k)                                  Shares Held by The Company and its Affiliates.  Whenever the consent or approval of Holders of a specified percentage of the Registrable Securities is required hereunder, Registrable Securities held by the Company or its Affiliates (other than the Purchasers or transferees or successors or assigns thereof if such Persons are deemed to be Affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(l)                                     Stockholder Representations.  Each Holder represents and warrants that this Agreement has been duly authorized, executed and delivered by such Holder and constitutes the valid and binding obligation of such Holder, enforceable against such Holder in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and the rights of creditors of insurance companies generally.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HYPERTENSION DIAGNOSTICS, INC.

By:
Name:	Greg H. Guettler
Its:	President

PURCHASER:

Signature

Name [typed or printed]

Address:

State of Domicile or Principal office
(if different than above)

Telephone Number

SSN or TIN: